UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

Global Boatworks Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-55646	81-0750562
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1707 North Charles Street, Suite 200A

Baltimore, Maryland  21201

(Address of Principal Executive Offices)

 (Former Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 443.863.7234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        .Written communications pursuant to Rule 425 under the Securities Act

☐        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2020, the Company entered into a Voting agreement with Laurin Leonard (the “Significant Shareholder”), and Teresa Hodge (the “Co-Founder”) whereby at any annual or special shareholders meeting, and whenever the holders of the Company’s common stock (“Common Stock”) act by written consent, the Co-Founder hereby authorizes the Significant Shareholder to vote all of her shares of Common Stock (whether new or hereafter acquired or whether acquired) with respect to any matter whatsoever.  Accordingly, the vote of the Significant Shareholder will be deemed to be the vote of the Co-Founder with respect to her shares of Common Stock for the purpose of all shareholder votes.  The voting agreement is included in this Form 8-K as exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 11, 2020, the Company appointed Christine Lei to its board of directors. She joins the board as an independent director.

Christine Lai is a cross-sector collaboration catalyst, connecting capital, ideas, opportunities, and people for positive social change. She is a Connector with multiple communities and organizations, including serving as a Community Activator on the ESHIP Summit Team - an initiative launched by the Ewing Marion Kauffman Foundation to support entrepreneurs, build ecosystems, and change the economy - where she focuses on partnerships and strategy. She serves as a mentor in several programs, including Speranza Foundation’s Lincoln City Fellowship, Techstars Sustainability - in partnership with The Nature Conservancy, and Techstars Workforce Development. Christine graduated from the University of California, Santa Barbara with a BA in Political Science and has experience in education, hospitality, organizational culture, and sports. She loves bringing people together to strengthen communities of action and belonging.

Ms. Lai has no family relationships with any other directors or officers in the company and has no arrangement with the company for compensation.

Ms. Lai has not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Global Boatworks, Inc. Voting Agreement dated December 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 GLOBAL BOATWORKS HOLDINGS, INC.

Date: December 14, 2020

By:   /s/ Laurin N. Leonard

Laurin N. Leonard, Chief Executive Officer

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